SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549



                              FORM 8-K


                             CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date or Report (Date of earliest event reported):  March 29, 1996







                       BIOTECHNICA INTERNATIONAL, INC.
          (Exact name of registrant as  specified in its charter)




           Delaware              	    0-11854		          22-2344703
(State or other jurisdiction of   (Commission File 	  (I.R.S. Employer
incorporation or organization)	       Number)	         Identification No.)



          4001 North War Memorial Drive, Peoria, IL    			 61614
         (Address of principal executive offices)			     (Zip Code)


     Registrant's telephone number, including area code:  309/681-0300





      _____________________________________________________________
      (Former name or former address, if changed since last report)





Item 5.

FOR IMMEDIATE RELEASE:  March 29, 1996


CONTACT:
J.C. GOUACHE, President and COO
BioTechnica International, Inc.
4001 N. War Memorial Drive - Suite 200
Peoria, IL  61614
(309) 681-0300


BIOTECHNICA INTERNATIONAL, INC. ANNOUNCES NEW PRESIDENT
AND CHIEF OPERATING OFFICER


PEORIA, IL -- BioTechnica International, Inc. (NASDAQ: BIOT) announced yesterday that Bruno Carette, its current Vice President of Sales and Marketing, will replace J.C. Gouache as the President and Chief Operating Officer of BioTechnica International, Inc. effective as of July 1, 1996.
Mr. Carette was appointed Vice President, Sales and Marketing on
August 22, 1994. Mr. Carette served as Company Production Manager at Vilmorin S.A., a Limagrain affiliate, from 1990 to 1993. He was the Overseas Production Manager at Vilmorin S.A. from 1988 to 1990. Mr. Gouache, a native of France, has worked in various capacities in the United States for the last eight years, including serving as President and Chief Operating Officer of BioTechnica International, Inc. since October, 1993. Mr. Gouache has accepted a new position with Dolisos-France, a subsidiary of Groupe Limagrain (the eighty-five percent (85%) parent of BioTechnica International, Inc.).

BioTechnica International, Inc. is an agricultural products company dedicated principally to the production and marketing of proprietary hybrid corn, soybean, alfalfa, and other field seed products throughout the Midwest Corn Belt region of the United States.


                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BioTechnica International Inc.

 Date: March 29, 1996                  Edward M Germain
                                       Chief Financial Officer